UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K
_______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2024
_______________________________________

STEM, INC.

(Exact name of registrant as specified in its charter)
_______________________________________

Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 California St., 14th Floor, San Francisco, California 94111
(Address of principal executive offices including zip code)
1-877-374-7836
(Registrant’s telephone number, including area code)
_______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Stem, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders on May 29, 2024 (the “2024 Annual Meeting”), at which the Company’s stockholders voted on the following matters, which are described in detail in the Company’s definitive proxy statement filed with the SEC on April 19, 2024 (the “Proxy Statement”):

Proposal 1:    to elect the three Class III director nominees named in the Proxy Statement, to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

Proposal 2:    to approve the Stem, Inc. 2024 Equity Incentive Plan (the “2024 Plan”);

Proposal 3:    to approve, on an advisory basis, the compensation of the Company's named executive officers;

Proposal 4:    to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

Proposal 5:     to approve an amendment and restatement of the Company's Certificate of Incorporation to provide for officer exculpation.

At the 2024 Annual Meeting, a total of 102,232,824 shares of the Company’s common stock entitled to vote, or approximately 63% of the total shares entitled to vote, were present or represented by proxy.

Proposal 1 – Election of Directors. All of the Class III director nominees were elected to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, namely:

Name	Votes For	Votes Withheld	Broker Non-Votes
David Buzby	40,147,506	22,258,892	39,826,426
John Carrington	43,845,671	19,198,361	39,188,792
Michael C. Morgan	43,673,022	19,371,010	39,188,792

Proposal 2 – Approval of the Stem, Inc. 2024 Equity Incentive Plan. Stockholders approved the 2024 Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,468,082	21,371,988	5,250,909	39,141,845

Proposal 3 – Advisory Approval of the Compensation of the Company's Named Executive Officers. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,114,764	23,445,245	530,970	39,141,845

Proposal 4 – Ratification of Deloitte & Touche LLP as the Company's Independent Auditor for 2024. Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,680,023	863,342	689,459	—

Proposal 5 – Approval of an Amendment and Restatement of the Company's Certificate of Incorporation to Provide for Officer Exculpation. Proposal 5 did not receive the required affirmative vote of at least 66 ⅔% of the Company’s shares of common stock outstanding and entitled to vote thereon.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,212,005	8,327,577	551,397	39,141,845.00

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As reported above, at the 2024 Annual Meeting, the Company’s stockholders approved the 2024 Plan. Subject to adjustment for certain dilutive or related events, the aggregate number of shares of common stock available for issuance under the 2024 Plan will be 14,247,986, less one share for every one share granted under the Company’s 2021 Equity Incentive Plan after April 15, 2024 and prior to May 29, 2024, and plus any shares of common stock subject to outstanding awards under the Company’s 2021 Equity Incentive Plan that, on or after May 29, 2024, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock). The 2024 Plan is described in more detail in the Proxy Statement.

The foregoing description of the 2024 Plan and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2024 Plan, which is attached as an exhibit to the Registration Statement on Form S-8 relating to the 2024 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: May 29, 2024	By:	/s/ Saul R. Laureles
		Name:	Saul R. Laureles
		Title:	Chief Legal Officer and Corporate Secretary
_____________________________________________________________________________________________
5